                                                                     EXHIBIT 6.c


         All outstanding warrants, including Class A Warrants, Class B Warrants and Other Warrants, are covered by a standard warrant agreement substantially in the form of which is set forth in this Exhibit. The following chart sets forth the number of outstanding warrants and the exercise price of the warrants.

CLASS A WARRANTS

687,401  Exercisable at $3.00

121,128  Exercisable at $3.00


CLASS B WARRANTS

587,247  Exercisable at $5.00

OTHER WARRANTS

31,250   Exercisable at $3.00

519,928  Exercisable at $3.30

76,221   Exercisable at $3.30

102,000  Exercisable at $5.50

1,727    Exercisable at $5.50

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         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR
SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

Void after 5:00 p.m., Mountain Standard Time, November 8, 1999.

                                                     Class A Warrant to Purchase
                                                     ____ Shares of Common Stock

                    CLASS A WARRANT TO PURCHASE COMMON STOCK

                          NEIGHBORHOOD BOX OFFICE, INC.

                  This is to certify that, FOR VALUE RECEIVED,

or registered assigns ("Holder"), is entitled to purchase, subject to the provisions of this Class A Warrant ("Class A Warrant" or "Class A Warrants"), from NEIGHBORHOOD BOX OFFICE, INC., a Utah corporation ("Company"), at any time on or after November 8, 1995, and not later than 5:00 p.m., Mountain Standard Time, on November 8, 1999, ____________ ( ) shares of common stock, $.001 par value, of the Company ("Common Stock") at a purchase price per share of $7.50. The Class A Warrants will be callable at such time as the common shares have been trading at a price equal to or above $7.50 for a period of 30 consecutive trading days on the Nasdaq SmallCap Market or an established exchange. The number of shares of Common Stock to be received upon the exercise of this Class A Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of the Common Stock deliverable upon such exercise, and as adjusted from time to time, are referred to as "Warrant Stock" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is referred to as the "Exercise Price."

         (1) Exercise of Class A Warrant. Subject to the provisions of hereof, this Class A Warrant may be exercised in whole or in part at any time or from time to time on or after November 8, 1995, and not later than 5:00 p.m., Mountain Standard Time, on November 8, 1999, by presentation and tender to the Company the Purchase Form annexed hereto, duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Class A Warrant should be exercised in part only, the Company shall, upon surrender of this Class A Warrant for cancellation, execute and deliver a new Class A Warrant evidencing the right of the holder to

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purchase the balance of the shares purchasable hereunder. Upon receipt by the
Company of this Class A Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

         2. Reservation of Shares. The Company shall reserve for issuance and/or delivery upon exercise of this Class A Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Class A Warrant.

         3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Class A Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share.

         4. Exchange, Assignment or Loss of Class A Warrant. This Class A Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Class A Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Class A Warrant is not assignable or transferable without the consent of the Company. The term "Class A Warrant" as used herein includes any Class A Warrants issued in substitution for or replacement of this Class A Warrant, or into which this Class A Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Class A Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification including a surety bond, and upon surrender and cancellation of this Class A Warrant, if mutilated, the Company will execute and deliver a tied Class A Warrant of like tenor and date. Any such new Class A Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Class A Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Class A Warrant and are not enforceable against the Company except to the extent set forth herein.

         6. Adjustment of Exercise price. The Exercise Price of Each Class A Warrant shall be subject to adjustment from time to time as follows:

                  (a) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Exercise Price of a Class A Warrant shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of such Class A Warrant


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shall be increased in proportion to such increase of outstanding shares.

                  (b) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Exercise Price of a Class A Warrant shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of a Class A Warrant shall be decreased in proportion to such decrease in outstanding shares.

                  (c) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Company (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Company, the Class A Warrants shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Company or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his Class A Warrants into Common Stock. The provisions of this clause
(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                  (d) All calculations under this paragraph 6 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                  (e) Minimal Adjustments. No adjustment in the Exercise Price need be made if such adjustment would result in a change in the Exercise Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Exercise Price.

                  (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this paragraph (f), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Class A Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of any holder of Class A Warrant, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price of such series at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of the Class A Warrant.

                  (g) Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of the Class A Warrant such number of its shares


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of Common Stock as shall from time to time be sufficient to effect the exercise of all outstanding Class A Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of all then outstanding Class A Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (h) Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Class A Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the holder shall have the right thereafter, by exercising this Class A Warrant to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Class A Warrant and shall expressly provide that the issuer of securities to be thereafter received on exercise of this Class A Warrant assumes obligations for registration of the Class A Warrant and Warrant Stock issuable on exercise of the Class A Warrant substantially in accordance with the provisions of Section (1) of this Class A Warrant. The foregoing provisions of this Section 6(h) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                  (i) Dissolution. In case of a dissolution, liquidation, or winding up of the Company, all purchase rights under this Class A Warrant shall terminate at the close of business on the date as of which holders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with such dissolution, liquidation or winding up. Any Class A Warrant not exercised prior to such time shall be void and no rights shall exist thereunder. In any such case of termination of purchase rights, a statement thereof shall be included in the notice required by this Class A Warrant.

         7.01 Registration Rights. As used in this Paragraph 7:

         (a) The terms "register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of the effectiveness of such registration statement.

         (b) The term "Registrable Securities" means (i) the Common Stock issued or issuable


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pursuant to the exercise of the Class A Warrant and (ii) any Common Stock of the
Company issued or issuable in respect of such Common Stock or other securities issued or issuable pursuant to the exercise of the Class A Warrants upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Class A Warrants. Notwithstanding anything set forth above, the above-described securities shall not be treated as Registrable Securities if and so long as they (A) have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) have been sold (or are available for sale in the opinion of counsel to the Company and market conditions would permit the sale of such shares within a 90 day period) pursuant to Rule 144(k) in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

         (c) The term "Holder" means any holder holding Registrable Securities or the Shares (and any person holding Shares or Registrable Securities to whom the registration rights have been transferred pursuant to paragraph 7.11 hereof).

         (d) The term "SEC" means the Securities and Exchange Commission or any successor agency thereto.

         7.02 Company Registration.

         If at any time, or from time to time, the Company shall determine to register any of its securities, either for its own account or for the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form (other than Form S-1, S-3, SB-1 or SB-2) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                  (i) promptly give to each Holder written notice thereof; and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in any written request or requests by any Holder or Holders received by the Company within twenty (20) days after such written notice is given on the same terms and conditions as the Common Stock, if any, otherwise being sold through the underwriter in such registration.

         (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to paragraph 7.3(a). In such event the right of any Holder to registration pursuant to this paragraph 7.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such


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underwriting, if any, (together with the Company and the other holders distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

         (c) Notwithstanding any other provision of this paragraph 7.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the Registrable Securities or other securities to be included in the registration; provided, however, that if such registration is other than the first registered offering of the Company's securities to the public, the underwriter may not limit the Registrable Securities to be included in such registration to less than 30% of the securities included therein (based on aggregate market values). Any reduction by the underwriter of the number of Registrable Securities or other securities to be included in such registration shall be made in the following manner: initially, shares of Common Stock held by the Founders or other members of the Company's management shall be excluded from such underwritten public offering to the extent required by the underwriter, and if a further reduction in the number of shares is required, the Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities contractually entitled to registration with the offering held by such Holders and other holders at the time of filing of the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. The Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto of any such limitations, and the number of shares of Registrable Securities that may be included in the registration. If any Holder or holder disapproves of the terms of any such underwriting, such Holder or holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such shorter period of time as the underwriters may require.

         (d) The Company shall have the right to terminate or withdraw any registration initiated by it under this paragraph 7.02 prior to the effectiveness of such registration whether or not any Holder has elected to register securities in such registration.

         7.03 Registration on Form S-3. If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this paragraph 7.03 in any twelve (12) month period. The substantive provisions of paragraph 7.03(b) shall be


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
applicable to each registration initiated under this paragraph 7.03.

         7.04 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Paragraph 7, including, without limitation, all registration, filing and qualification fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, accounting fees and expenses, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters' fees, discounts or commissions relating to Registrable Securities, or fees of counsel for the selling shareholders.

         7.05 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, and the distribution proposed by such Holder or Holders, as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Paragraph 7.

         7.06 Sale Without Registration. If at the time of any transfer of any Registrable Securities, such Registrable Securities shall not be registered under the Act, the Company may require, as a condition of allowing such transfer, that the Holder or transferee furnish to the Company (a) such information as is necessary in order to establish that such transfer may be made without registration under the Act, and (b) (if the transfer is not made in compliance with Rule 144 other than a transfer not involving a change in beneficial ownership or a pro rata distribution by a partnership to its partners) at the expense of the Holder or transferee, an opinion of counsel satisfactory to the Company in form and substance to the effect that such transfer may be made without registration under the Act; provided that nothing contained in this paragraph 7.08 shall relieve the Company from complying with any request for registration, qualification, or compliance made pursuant to the other provisions of this Paragraph 7.

         7.07 Transfer of Registration Rights. The rights to cause the Company to register securities granted by the Company under paragraphs 7.01, 7.02 and
7.03 may not be assigned to a transferee or assignee with the written consent of the Company.

         7.08 Market Stand-off Agreement. The Holders, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, shall agree not to sell, lend, grant any option for the purchase of, or otherwise dispose of, directly or indirectly, any Securities held by the Holders as of the effective date of a registration statement of the Company filed under the Act, except as set forth in subparagraph (a) and (b) below.

                  (a) (i) After the expiration of one hundred eighty (180) days from the effective date of the registration statement ("Effective Date"), there shall be released from the restrictions of this Section 7.08 ("released") one-sixth of the Securities. (ii) After the expiration of 360 days from the Effective Date, there shall be released an additional one-sixth of the Securities. (iii) After the expiration of 540 days from the Effective Date, there shall be released the balance of the Securities.


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
                  (b) The Securities shall be released under subparagraph
(a)(iii) only if any limited to the number of Securities which the Shareholder could sell of the Shareholder were subject to the volume limitations of Rule 144(e)(2) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  (c) All restrictions on the sale of Securities under this
Section 7.08 shall be released at the end of 720 days from the Effective Date.

         7.09 Amendment of Registration Rights. With the written consent of the Holders of a majority of the then outstanding Registrable Securities (including securities exercisable for or convertible into Registrable Securities), the Company may amend this Paragraph 7, or enter into an agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities as Registrable Securities under this Paragraph 7.

         7.10 Termination of Registration Rights. The rights provided for in this Paragraph 7 shall be exercisable only between the first and the fifth anniversary of the closing of a public offering of the Company's securities pursuant to a registration statement filed by the Company under the Act after the date hereof.

8. Transfer to Comply with the Securities Act 1933.

                  (a) This Class A Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Class A Warrant may not be offered or sold except in compliance with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 8 with respect to any resale or other disposition of such securities.

                  (b) The Company may cause the following legend to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Class A Warrant unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

         The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 ("Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

9. Class A Warrants Callable Under Certain Circumstances. If the Company registers shares of its Common Stock with the SEC and such shares are traded on a national securities exchange, the Class A Warrants will be callable by the Company at such time as shares of the Company's Common Stock have been trading at a price equal to or above $7.50 per share for a period of 30 consecutive trading days on the Nasdaq SmallCap Market or an established exchange.


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
10. Applicable Law. This Class A Warrant shall be governed by, and construed in accordance with, the laws of the State of Utah.

                                       Neighborhood Box Office, Inc.


                                       By
                                          --------------------------------------
                                          Keith A. Guevara, President


ATTEST:

                            , Secretary
---------------------------
Date:
      ---------------------

[SEAL]


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
                                  PURCHASE FORM

                                                       Date ______________, 19__


         The undersigned hereby irrevocably elects to exercise the within Class A Warrant to the extent of purchasing __________ shares of Common Stock and hereby makes payment of $ _________ in payment of the actual exercise price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
      --------------------------------------------------------------------------
                  (please typewrite or print in block letters)

Address
        ------------------------------------------------------------------------

                                       Signature
                                                  ------------------------------


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
                                 ASSIGNMENT FORM


         FOR VALUE RECEIVED
                            ----------------------------------------------------
hereby sells, assigns and transfers unto

Name
     ---------------------------------------------------------------------------
                (please typewrite or print in block letters)

Address
        ------------------------------------------------------------------------

the right to purchase Common Stock represented by this Class A Warrant to the extent of _________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________________________ attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

                                       Signature
                                                  ------------------------------

Date:                 1995
      ---------------


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